SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 24, 2021

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1 (646) 416-8000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into Material Definitive Agreement.

On September 24, 2021, Nemaura Medical Inc. (the “Company”) entered into that certain Licence, Supply and Distribution Agreement (the “Agreement”), dated as of September 17, 2021, by and between the Company and MySugarWatch Duopack Limited (“MSW”). Pursuant to the terms of the Agreement, the Company appointed MSW as its exclusive global licensee and distributor with regard to the Company’s sugarBEAT® non-invasive continuous glucose monitor devices and sensors (the “Products”), to be provided solely as duo-packs with prescription only medicines that are widely prescribed for Type 2 diabetes (each, a “Combination Pack”).

Pursuant to the terms of the Agreement, the Company agreed to supply the Products in accordance with the terms of the Agreement, and MSW agreed to purchase Products for its own account for resale.

The Agreement has an initial term of 10 years, subject to earlier termination pursuant to the terms of the Agreement. Either party may terminate the Agreement at the end of the initial term upon 12 months’ notice. If not such notice is provided, the Agreement will automatically continue after the initial 10-year term until terminated by either party giving at least 12 months' prior written notice.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Licence, Supply and Distribution Agreement, entered into on September 24, 2021 and dated as of September 17, 2021, by and between Nemaura Medical Inc. and MySugarWatch Duopack Limited
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMAURA MEDICAL INC.

By:	/s/ Dewan F. H. Chowdhury
Dewan F. H. Chowdhury Chief Executive Officer

Date: September 30, 2021